Exhibit 99

CONVERGYS NEWS RELEASE

Convergys Reports Fourth Quarter and Full Year 2015 Results

(Cincinnati; February 23, 2016) — Convergys Corporation (NYSE: CVG), a global leader in customer management, today announced its financial results for the fourth quarter and full year 2015.

Fourth Quarter Summary

•	Revenue of $752 million, down 2 percent as reported and up 1 percent on a constant currency basis compared with prior year;

•	GAAP operating income of $61 million, up 22 percent compared with prior year; adjusted operating income of $75 million, up 12 percent compared with prior year;

•	Adjusted EBITDA of $105 million, up 6 percent compared with prior year;

•	GAAP EPS from continuing operations of $0.41, compared with $0.46 in prior year; adjusted EPS from continuing operations of $0.53, compared with $0.52 in prior year;

•	Adjusted free cash flow of $48 million;

•	$28 million capital returned to shareholders via share repurchase and dividend;

•	2016 outlook includes improvement in revenue and earnings.

“We performed well in the fourth quarter with constant currency revenue growth and increases in operating income, EBITDA and adjusted EPS,” said Andrea Ayers, President and CEO. “For 2015, results included another year of double-digit earnings growth, sustained margin expansion, record revenue and strong cash flow generation. Throughout the year, we continued to invest in our unique global platform to drive operational excellence for our clients as well as deliver on our commitment to return capital to shareholders. We returned $102 million to investors through our raised dividend and share repurchase program, consistent with our disciplined capital deployment strategy. As we begin 2016, our record of operational excellence, progress in penetrating high-growth verticals and new business signings give us confidence in our ability to grow, diversify our client base and further expand margins. The company’s platform for strategic growth and value creation is strong, and on a constant currency basis, we expect higher revenue, EBITDA and EPS in 2016.”

Fourth Quarter Results – Continuing Operations

Revenue – Revenue was $752 million including $17 million adverse foreign currency impacts, a 2 percent decrease as reported and a 1 percent increase on a constant currency basis compared with $764 million in the same period last year.

Operating Income – GAAP operating income was $61 million, a 22 percent increase compared with $50 million in the same period last year. Excluding certain acquisition-related and other impacts discussed below, adjusted operating income was $75 million, a 12 percent increase compared with $67 million in the same period last year.

GAAP operating margin was 8.1 percent, up 160 basis points compared with 6.5 percent in the same period last year. Adjusted operating margin was 9.9 percent, up 120 basis points compared with 8.7 percent in the same period last year.

EBITDA – Adjusted EBITDA was $105 million, a 6 percent increase compared with $99 million in the same period last year. Adjusted EBITDA excludes certain acquisition-related and other impacts discussed below.

Adjusted EBITDA margin was 13.9 percent, up 100 basis points compared with 12.9 percent in the same period last year.

Net Income – GAAP net income from continuing operations was $43 million, or $0.41 per diluted share, compared with $48 million, or $0.46 per diluted share, in the same period last year. Excluding certain acquisition-related and other impacts discussed below, adjusted net income from continuing operations was $55 million, or $0.53 per diluted share, compared with $54 million, or $0.52 per diluted share, in the same period last year.

Share Repurchase – Convergys repurchased 0.8 million shares in the fourth quarter at a cost of $20 million.

Quarterly Dividend – Convergys paid a $0.08 per share quarterly dividend in January to holders of record at the close of business on December 24, 2015. The next dividend payment of $0.08 per share is scheduled to be made on April 8, 2016, to shareholders of record at the close of business on March 24, 2016.

Free Cash Flow – Adjusted free cash flow was $48 million, compared with $26 million in the same period last year.

Net Debt – At December 31, 2015, cash and short term investments were $217 million, debt maturing in one year was $3 million, and long term debt was $337 million. Net debt totaled $123 million at December 31, 2015, compared with $144 million at September 30, 2015, and $164 million at the end of the fourth quarter last year.

Acquisition-related and Other Impacts – GAAP fourth-quarter 2015 results include acquisition-related impacts consisting of $6 million amortization expense for acquired intangible assets, $4 million depreciation expense related to the fair value write-up of acquired property and equipment, $4 million Stream integration costs, and $2 million tax expense from the impact of cash repatriation. Prior year fourth-quarter 2014 GAAP results included $7 million amortization expense for acquired intangible assets, and $6 million depreciation expense related to the fair value write-up of acquired property and equipment, a $2 million non-cash pension settlement charge, a $5 million tax benefit from the impact of cash repatriation, and $2 million Stream integration costs.

Full Year 2015 Results – Continuing Operations

Revenue –Full year 2015 revenue was $2.951 billion, a 3 percent increase as reported and a 6 percent increase on a constant currency basis compared with $2.856 billion in 2014. Adjusting for adverse foreign currency impacts of $78 million in 2015 and pre-acquisition Stream contributions of $171 million in 2014, full year 2015 revenue was steady with full year pro forma 2014 revenue.

Operating Income – Full year 2015 GAAP operating income improved 29 percent to $194 million, compared with $151 million in 2014. Full year GAAP operating margin was 6.6 percent, up 130 basis points compared with 5.3 percent in the prior year. Full year 2015 adjusted operating income improved 7 percent to $252 million, compared with $235 million in 2014. Full year adjusted operating margin was 8.5 percent, up 30 basis points compared with 8.2 percent in the prior year.

EBITDA – Full year 2015 adjusted EBITDA improved 5 percent to $375 million, compared with $357 million in 2014. Full year adjusted EBITDA margin was 12.7 percent, up 20 basis points compared with 12.5 percent in the prior year.

Net Income – Full year 2015 GAAP net income from continuing operations grew 45 percent to $168 million, or $1.60 per diluted share, compared with $117 million, or $1.10 per diluted share, in 2014. Full year 2015 adjusted net income from continuing operations grew 9 percent to $185 million, or $1.76 per diluted share, compared with $169 million, or $1.60 per diluted share, in 2014.

Capital Returns – Convergys repurchased 3.1 million shares at a cost of $72 million, and paid $30 million in dividends in 2015.

Free Cash Flow – Full year 2015 adjusted free cash flow was $153 million, including the impact from a $20 million pension contribution in the first quarter, compared with $208 million in the prior year.

Reconciliation tables of GAAP to non-GAAP results are attached.

2016 Business Outlook

Convergys expects volume increases with several existing and new clients to more than offset volume fluctuations with a few clients in 2016. As a result, the company’s expectations for revenue, EBITDA and EPS include:

•	Constant currency revenue growth to approximate 1 percent;

•	Adjusted EBITDA margin to approximate 13 percent;

•	Adjusted effective tax rate to approximate 21 percent;

•	Diluted shares outstanding to approximate 104 million;

•	Adjusted EPS growth of 5 percent to 8 percent.

During the year, the company expects seasonal sequential decreases in revenue, EBITDA and EPS in the first quarter and second quarter of 2016 with sequential improvement in quarterly results beginning in the third quarter.

Not included in this outlook are acquisition-related impacts such as integration costs, intangible amortization and depreciation related to the fair value write-up of acquired property and equipment, and tax expense associated with cash repatriation. Also not included are impacts from future currency movements, non-cash pension settlement charges, significant discrete tax adjustments or any future share repurchase activities.

Forward-Looking Statements Disclosure and “Safe Harbor” Note

This news release contains statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Forward looking statements may be identified by words such as “will,” “expect,” “estimate,” “think,” “forecast,” “guidance, “outlook,” “plan,” “lead,” “project” or other comparable terminology. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks include, but are not limited to: (i) the loss of a significant client or significant business from a client; (ii) the future financial performance of our largest clients and the major industries that we serve; (iii) contractual provisions that may limit our profitability or enable our clients to reduce or terminate services; (iv) our failure to successfully acquire and integrate businesses; (v) our inability to protect proprietary or personally identifiable data against unauthorized access or unintended release; (vi) our inability to maintain and upgrade our technology and network equipment in a timely and cost effective manner; (vii) international business and political risks, including economic weakness and operational disruption as a result of natural events, political unrest, war, terrorist attacks or other civil disruption; (viii) the effects of foreign currency exchange rate fluctuations; (ix) the failure to meet expectations regarding our future tax liabilities or the unfavorable resolution of tax contingencies; (x) adverse effects of regulatory requirements, investigative and legal actions, and other commitments and contingencies and (xi) those factors contained in our periodic reports filed with the SEC, including in the “Risk Factors” section of our most recent Annual Report on Form 10-K. The forward-looking information in this document is given as of the date of the particular statement and we assume no duty to update this information. Our filings and other important information are also available on the investor relations page of our web site at www.convergys.com.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G; pursuant to the requirements of this regulation, reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables. To assess the underlying operational performance of the continuing operations of the business for the quarter and to have a basis to compare underlying operating results to prior and future periods, management uses operating income, net income from continuing operations and diluted earnings per share from continuing operations metrics excluding certain unusual, non-operational or restructuring-related activities.

These items are relevant in evaluating the overall performance of the business. Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, constant currency revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share from continuing operations excluding the items above, and the GAAP measures, revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance.

The Company presents the non-GAAP financial measure constant currency revenue growth because management uses this measure to assess underlying revenue trends by providing revenue growth between periods on a consistent basis. Revenue growth is adjusted based on a mathematical model that translates current period revenue in local currencies using the comparable prior year period’s currency exchange rates. The Company presents the non-GAAP financial measures EBITDA and adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Management uses the non-GAAP metrics free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys’ management believes that free cash flow and adjusted free cash flow are useful to investors because they relate the operating cash flow of the Company to the capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow provide an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other opportunities. Management also believes the presentation of these measures enhances the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry. Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by utilizing the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash flow from operating activities, in its evaluation of performance.

These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures. The non-GAAP financial information that we provide may be different from that provided by our competitors or other companies.

Webcast Presentation

Convergys will hold its Fourth Quarter and Full Year 2015 Financial Results webcast at 9:00 a.m., Eastern time, Wednesday, February 24. The webcast presentation will take place live and will then be available for replay at this link—4Q15ConferenceCall. This link will replay the webcast presentation through March 25. You may also access the webcast via the Convergys website, www.convergys.com. Click “Investors,” then “Releases, Events & Presentations.”

About Convergys

Convergys delivers consistent, quality customer experiences in 58 languages and from more than 150 locations around the globe. We partner with our clients to improve customer loyalty, reduce costs, and generate revenue through an extensive portfolio of capabilities, including customer care, analytics, technical support, collections, home agent, and end-to-end selling. We are committed to delighting our clients and their customers, delivering value to our shareholders, and creating opportunities for our talented, caring employees, 130,000-strong in 31 countries around the world. Visit www.convergys.com to learn more about us.

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(Convergys and the Convergys logo are registered trademarks of Convergys Corporation).

Contacts

David Stein, Investor Relations

+1 513 723 7768 or investor@convergys.com

Krista Boyle, Public/Media Relations

+1 513 723 2061 or krista.boyle@convergys.com

CONVERGYS CORPORATION

Consolidated Statements of Income

(Unaudited)

	For the Three Months			For the Twelve Months
	Ended December 31,		%	Ended December 31,		%
(In millions except per share amounts)	2015	2014	Change	2015	2014	Change
Revenues:
Communications	383.7	408.9	(6)	1,577.4	1,582.1	(0)
Technology	165.6	148.0	12	618.6	525.2	18
Financial Services	51.6	51.6	0	209.1	202.8	3
Other	150.9	155.4	(3)	545.5	545.4	0

Total Revenues	$751.8	$763.9	(2)	$2,950.6	$2,855.5	3
Costs and Expenses:
Cost of Providing Services and Products Sold	470.9	487.1	(3)	1,877.5	1,814.5	3
Selling, General and Administrative	171.1	177.4	(4)	684.6	677.1	1
Research and Development Costs	1.8	2.0	(10)	7.1	7.7	(8)
Depreciation	33.4	38.1	(12)	141.5	142.9	(1)
Amortization	6.3	7.2	(13)	27.0	24.7	9
Restructuring Charges	3.7	—	NM	7.2	1.7	NM
Gain on sale of real estate	—	—	NM	—	(1.6)	(100)
Transaction and Integration Costs	3.5	2.2	59	11.3	37.7	(70)

Total Costs and Expenses	690.7	714.0	(3)	2,756.2	2,704.7	2

Operating Income	61.1	49.9	22	194.4	150.8	29

Other Income (Expense), net	0.5	(0.6)	NM	0.8	(2.2)	NM
Interest Expense	(4.3)	(3.7)	16	(18.2)	(19.3)	(6)

Income Before Income Taxes and Discontinued Operations	57.3	45.6	26	177.0	129.3	37
Income Tax Expense (Benefit)	14.7	(2.4)	NM	8.6	12.8	(33)

Income from Continuing Operations, net of tax	42.6	48.0	(11)	168.4	116.5	45
Income from Discontinued Operations, net of tax benefit of $0.6, for the three months ended December 31,2014 and $0.4 and $3.2 for the twelve months ended December 31, 2015 and 2014, respectively.	—	0.4	(100)	0.6	3.5	(83)

Net Income	$42.6	$48.4	(12)	$169.0	$120.0	41

Basic Earnings Per Common Share
Continuing Operations	$0.44	$0.48		$1.72	$1.16
Discontinued Operations	$0.00	$0.00		$0.01	$0.03

Net Basic Earnings Per Common Share	$0.44	$0.48		$1.73	$1.19

Diluted Earnings Per Common Share
Continuing Operations	$0.41	$0.46		$1.60	$1.10
Discontinued Operations	$0.00	$0.00		$0.01	$0.03

Net Diluted Earnings Per Common Share	$0.41	$0.46		$1.61	$1.13

Weighted Average Common Shares Outstanding
Basic	97.1	99.8		98.1	100.7
Diluted	103.9	105.3		104.7	106.2

Market Price Per Share
High	$26.60	$21.51		$26.60	$24.43
Low	$22.60	$17.36		$18.81	$17.36
Close	$24.89	$20.37		$24.89	$20.37

CONVERGYS CORPORATION

Reconciliation of GAAP Revenue Growth to non-GAAP Constant Currency Revenue Growth

(In Millions Except Per Share Amounts)

	Three Months Ended December 31,
	2015	2014
Revenue	$751.8	$763.9
Revenue growth, as reported under U.S. GAAP	-1.6%
Foreign exchange impact (a)	2.2%

Constant currency revenue growth (a non-GAAP measure)	0.6%

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Three Months Ended December 31,		%
	2015	2014	Change
Operating income as reported under U.S. GAAP	$61.1	$49.9	22
Operating Margin	8.1%	6.5%
Depreciation of property & equipment write-up (b)	3.6	5.6
Amortization of acquired intangible assets (c)	6.3	7.2
Net pension and other post employment benefit plan charges(d)	—	1.7
Integration related expenses (e)	3.5	2.2

Total charges	13.4	16.7

Adjusted operating income (a non-GAAP measure)	$74.5	$66.6	12

Adjusted Operating Margin	9.9%	8.7%
Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$57.3	$45.6	26
Total operating charges from above	13.4	16.7

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$70.7	$62.3	13

Income from continuing operations, net of tax, as reported under U.S. GAAP	$42.6	$48.0	(11)
Total operating charges from above, net of tax	10.1	10.8
Tax provision related to unremitted foreign earnings (f)	1.9	(4.5)

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$54.6	$54.3	1

Diluted EPS from continuing operations as reported under U.S. GAAP	$0.41	$0.46	(11)
Net impact of total charges included in continuing operations	0.12	0.06

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$0.53	$0.52	1

(a)	Changes in currency exchange rates resulted in reduced revenues in the current quarter primarily due to the strengthening U.S. dollar relative to the euro, British pound, Australian dollar and the Canadian dollar.
(b)	During the fourth quarter of 2015 and 2014, the Company recorded $3.6 and $5.6, respectively, of depreciation expense resulting from the fair value write-up of property and equipment acquired from Stream.
(c)	During the fourth quarter of 2015 and 2014 the Company recorded amortization expense of $6.3 and $7.2, respectively, related to acquired intangible assets.
(d)	During the fourth quarter of 2014, the Company recorded pension plan settlement charges of $1.7 due to a high level of lump-sum payouts.
(e)	During the fourth quarter of 2015 and 2014, the Company recorded $3.5 and $2.2, respectively, of integration expenses associated with Convergys’ integration of the acquired Stream operations. These expenses were primarily related to third-party consulting services and severance expense.
(f)	During the fourth quarter of 2015 and 2014, respectively, the Company recorded a $1.9 tax expense and $4.5 tax benefit for a change in estimate between tax previously accrued for the repatriation of foreign earnings and the revised estimates as of December 31, 2015 and 2014.

Management uses constant currency revenue growth to assess underlying revenue trends by providing revenue growth between periods on a consistent basis. Revenue growth is adjusted based on a mathematical model that translates current period revenue in local currencies using the comparable prior year period’s currency exchange rates. Management uses operating income, income from continuing operations, net of tax and earnings per share from continuing operations excluding the above items to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, constant currency revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, revenue growth, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance.

CONVERGYS CORPORATION

Reconciliation of GAAP Revenue Growth to non-GAAP Constant Currency Revenue Growth

(In Millions Except Per Share Amounts)

	Twelve Months Ended December 31,
	2015	2014
Revenue	$2,950.6	$2,855.5
Revenue growth, as reported under U.S. GAAP	3.3%
Foreign exchange impact (a)	2.6%

Constant currency revenue growth (a non-GAAP measure)	5.9%

Reconciliation of GAAP EPS from Continuing Operations to non-GAAP EPS from Continuing Operations

(In Millions Except Per Share Amounts)

	Twelve Months Ended December 31,		%
	2015	2014	Change
Operating income as reported under U.S. GAAP	$194.4	$150.8	29
Operating Margin	6.6%	5.3%
Net pension and other post employment benefit plan charges (b)	—	4.6
Gain on sale of real estate (c)	—	(1.6)
Depreciation of property & equipment write-up (d)	19.1	19.0
Amortization of acquired intangible assets (e)	27.0	24.7
Transaction related expenses (f)	—	14.7
Integration related expenses (g)	11.3	23.0

Total charges	57.4	84.4

Adjusted operating income (a non-GAAP measure)	$251.8	$235.2	7
Adjusted Operating Margin	8.5%	8.2%
Income Before Income Taxes and Discontinued Operations as reported under U.S. GAAP	$177.0	$129.3	37
Total operating charges from above	57.4	84.4

Adjusted Income Before Income Taxes and Discontinued Operations (a non-GAAP measure)	$234.4	$213.7	10

Income from continuing operations, net of tax, as reported under U.S. GAAP	$168.4	$116.5	45
Total operating charges from above, net of tax	40.8	58.4
Release of uncertain tax positions (h)	(22.4)	—
Adjustment for state tax rate changes (i)	—	0.4
Tax benefit related to unremitted foreign earnings(j)	(1.8)	(6.0)

Adjusted income from continuing operations, net of tax (a non-GAAP measure)	$185.0	$169.3	9

Diluted EPS from continuing operations as reported under U.S. GAAP	$1.60	$1.10	45
Net impact of total charges included in continuing operations	0.16	0.50

Adjusted diluted EPS from continuing operations (a non-GAAP measure)	$1.76	$1.60	10

(a)	Changes in currency exchange rates resulted in reduced revenues in the current quarter primarily due to the strengthening U.S. dollar relative to the euro, British pound, Australian dollar and the Canadian dollar.
(b)	During 2014, the Company recorded pension plan settlement charges of $4.6 due to a high level of lump-sum payouts.
(c)	During 2014, the Company recorded a gain of $1.6 resulting from the settlement of a contingency related to a previous real estate sale.
(d)	During 2015 and 2014, the Company recorded $19.1 and $19.0, respectively, of depreciation expense resulting from the fair value write-up of property and equipment acquired from Stream.
(e)	During 2015 and 2014, the Company recorded amortization expense of $27.0 and $24.7, respectively, related to acquired intangible assets.
(f)	During 2014, the Company recorded $14.7 of transaction expenses associated with its acquisition of Stream, related to fees paid for third-party consulting services.
(g)	During 2015 and 2014, the Company recorded $11.3 and $23.0, respectively, of integration expenses associated with Convergys’ integration of the acquired Stream operations. These expenses were primarily related to third-party consulting services and severance expense.
(h)	During 2015, the Company recorded tax benefits of $22.4 associated with statute expirations for previous uncertain tax positions and favorable resolutions of tax audits.
(i)	During 2014, the Company recorded a one-time charge resulting from changes in the Company’s state tax rate applicable to deferred tax assets and liabilities. This change in rate resulted from the combination of the Convergys and Stream operations.
(j)	During 2015 and 2014, the Company recognized a $1.8 and $6.0 tax benefit, respectively, for changes in estimates related to tax previously accrued for the repatriation of foreign earnings.

Management uses operating income, income from continuing operations, net of tax and earnings per share data excluding the items above to assess the underlying operational performance of the continuing operations of the business for the year and to have a basis to compare underlying operating results to prior and future periods. These charges and credits are relevant in evaluating the overall performance of the business.

Limitations associated with the use of these non-GAAP measures include that these measures do not include all of the amounts associated with our results as determined in accordance with GAAP. Management compensates for these limitations by using the non-GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share excluding the charges, and the GAAP measures, operating income, income from continuing operations, net of tax and diluted earnings per share, in its evaluation of performance.

CONVERGYS CORPORATION

Reconciliation of Net Income from Continuing Operations to Adjusted EBITDA

(Unaudited)

	For the Three Months			For the Twelve Months
	Ended December 31,		%	Ended December 31,		%
(In millions)	2015	2014	Change	2015	2014	Change
Income from Continuing Operations, net of tax	$42.6	$48.0	(11)	$168.4	$116.5	45
Depreciation and Amortization	39.7	45.3	(12)	168.5	167.6	1
Interest expense	4.3	3.7	16	18.2	19.3	(6)
Income tax expense (benefit)	14.7	(2.4)	NM	8.6	12.8	(33)

EBITDA (a non-GAAP measure)	$101.3	$94.6	7	$363.7	$316.2	15

Gain on sale of real estate	—	—	NM	—	(1.6)	(100)
Net pension and other post employment benefit plan charges	—	1.7	(100)	—	4.6	(100)
Transaction related expenses	—	—	NM	—	14.7	(100)
Integration related expenses	3.5	2.2	59	11.3	23.0	(51)

Adjusted EBITDA (a non-GAAP measure)	$104.8	$98.5	6	$375.0	$356.9	5

EBITDA Margin	13.5%	12.4%		12.3%	11.1%
Adjusted EBITDA Margin	13.9%	12.9%		12.7%	12.5%

The Company presents the non-GAAP financial measures EBITDA and Adjusted EBITDA because management uses these measures to monitor and evaluate the performance of the business and believes the presentation of these measures enhances the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

These non-GAAP measures should not be considered in isolation or as a substitute for income from continuing operations, net of tax or other income statement data prepared in accordance with GAAP and our presentation of these measures may not be comparable to similarly-titled measures used by other companies. Management uses both these non-GAAP measures and the GAAP measure, income from continuing operations, net of tax, in evaluation of its underlying performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

CONVERGYS CORPORATION

Consolidated Balance Sheets

(Unaudited)

	December 31,	December 31,
(In millions)	2015	2014
Assets
Cash and Cash Equivalents	$204.7	$198.9
Short-Term Investments	12.2	13.0
Receivables - Net	536.3	511.1
Other Current Assets	70.2	60.7
Property and Equipment - Net	329.1	367.8
Other Assets	1,205.6	1,264.6

Total Assets	$2,358.1	$2,416.1

Liabilities and Shareholders’ Equity
Debt Maturing in One Year	$3.4	$7.5
Other Current Liabilities	335.0	360.4
Other Liabilities	343.2	388.3
Long-Term Debt	337.4	368.4
Convertible Debentures Conversion Feature	62.9	64.3
Common Shareholders’ Equity	1,276.2	1,227.2

Total Liabilities and Shareholders’ Equity	$2,358.1	$2,416.1

CONVERGYS CORPORATION

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

(Unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
(In millions)	2015	2014	2015	2014
Net cash provided by operating activities	$66.6	$53.6	$249.3	$261.0
Capital expenditures	(20.8)	(30.2)	(109.2)	(116.7)

Free cash flow (a non-GAAP measure)	$45.8	$23.4	$140.1	$144.3
Stream acquisition - cash paid for transaction and integration related expenses (a)	2.3	2.3	13.3	36.4
Cash paid for taxes related to repatriation of non-U.S. cash to partially fund the Stream acquisition (a)	—	—	—	27.4

Adjusted free cash flow (a non-GAAP measure)	$48.1	$25.7	$153.4	$208.1

(a)	Because these payments were associated with investment activity, we have excluded these amounts from our adjusted free cash flow calculation.

Management uses free cash flow and adjusted free cash flow to assess the financial performance of the Company. Convergys’ Management believes that free cash flow and adjusted free cash flow are useful to investors because they present the operating cash flow of the Company, excluding capital that is spent to continue and improve business operations, such as investment in the Company’s existing businesses. Further, free cash flow and adjusted free cash flow provide an indication of the ongoing cash that is available for debt repayment, returning capital to shareholders and other investment opportunities. Management also believes the presentation of these measures will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Limitations associated with the use of free cash flow and adjusted free cash flow include that they do not represent the residual cash flow available for discretionary expenditures as they do not incorporate certain cash payments, including payments made on capital lease obligations or cash payments for business acquisitions. Management compensates for these limitations by using both the non-GAAP measures, free cash flow and adjusted free cash flow, and the GAAP measure, cash from operating activities, in its evaluation of performance. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

Convergys Corporation

Summarized Statement of Cash Flow

(Unaudited)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
(In millions)	2015	2014	2015	2014
Net cash provided by operating activities	$66.6	$53.6	$249.3	$261.0
Net cash used in investing activities	(20.0)	(22.9)	(108.4)	(850.5)
Net cash used in financing activities	(17.7)	(60.4)	(135.1)	207.6

Net increase (decrease) in cash	$28.9	$(29.7)	$5.8	$(381.9)